UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The proxy solicitor of New York City REIT, Inc. (the “Company”) is expected to use the following recorded telephone messages in connection with the Company’s 2019 annual meeting of stockholders.

PROXYLITE MESSAGE

Hi, this is Mike Weil, Chief Executive Officer of New York City REIT. with an urgent request.

This is likely one of several calls you have received regarding our annual stockholder meeting which is scheduled for Wednesday, May 1st.

I am calling to ask that you take a minute to cast your vote in connection with the annual meeting.

If you are ready to vote your shares now, you may do so by pressing 1 at any time during this call to be immediately connected with a Broadridge proxy specialist.

If you received this as a voice mail message, please contact Broadridge at 855-976-3323 for help with voting your shares.

Your participation is important and your vote today will help the company hold the meeting on time, avoid additional costs associated with an adjournment and will stop the communications to you about the vote.

This year’s proxy includes only the election of Elizabeth Tuppeny as the Class II director to serve until our 2022 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

Our board recommends that you vote in favor of both proposals.

We appreciate your investment in New York City REIT and thank you for your vote.

VOICEMAIL MESSAGE

Hi, this is Mike Weil, Chief Executive Officer of New York City REIT. with an urgent request.

This is likely one of several calls you have received regarding our annual stockholder meeting which is scheduled for Wednesday, May 1st.

I am calling to ask that you take a minute to cast your vote in connection with the annual meeting.

Your participation in the annual meeting is important and your vote today will help the company hold the meeting on time, avoid additional costs associated with an adjournment and will stop the communications to you about the vote.

Please contact a specialist at Broadridge, our proxy agent, at 855-976-3323 for help with voting your shares.

This year’s proxy includes only the election of Elizabeth Tuppeny as the Class II director to serve until our 2022 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

Our board recommends that you vote in favor of both proposals.

We appreciate your investment in New York City REIT. and thank you for your vote.

The Company’s proxy solicitor expects to mail the following letter in connection with the Company’s 2019 annual meeting of stockholders.

April 2019

URGENT

Re:	Your investment with New York City REIT

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in New York City REIT

Please contact us immediately at 1-855-976-3323 Monday through Friday between the hours of 9:00am to 9:00pm Eastern Time.

This matter is very important, but will take only a moment of your time.

Broadridge Financial Solutions has been engaged by New York City REIT to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services